Exhibit 99.1

GrowGeneration Acquires Washington-Based Hoagtech Hydroponics, Expands Footprint in Pacific Northwest

Acquisition Brings Total Number of GrowGen Locations to 59

DENVER, Aug. 23, 2021 /PRNewswire/ - GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”) the nation’s largest chain of specialty hydroponic and organic garden centers, today announced the acquisition of Hoagtech Hydroponics, a leading hydroponic equipment and indoor gardening store, serving the Bellingham, Washington area. This acquisition brings the total number of GrowGen hydroponic garden centers nationwide to 59 stores.

“We’re thrilled  with our acquisition of Hoagtech Hydroponics, which boasts a strong commercial customer base and a talented team of grow professionals,” said Darren Lampert, GrowGeneration’s CEO. “This transaction expands our footprint in the Pacific Northwest and puts us in close proximity to some of the state’s largest commercial operators.

Further, Bellingham is located near two major Pacific Northwest cites, Vancouver, British Columbia and Seattle, WA. With the addition of Hoagtech Hydroponics, we expect the Washington market to generate annual revenues approaching $15 million annually.”

Founded in 2010, by Dan Hoag, GrowGeneration plans to operate out of Hoagtech’s 25,000 square-foot warehouse in Bellingham. As part of the transaction, Hoag and his team of eight cultivation experts will join GrowGeneration.

The Hoagtech Hydroponics acquisition is the Company’s 13th acquisition this year and follows yet another quarter of record earnings. Earlier this month, the Company raised its full-year 2021 revenue guidance to $455 million - $475 million. GrowGen plans to have over 70 garden center locations by the end of 2021.

For more information about GrowGeneration, or to locate its stores, please visit www.growgeneration.com.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening centers. Currently, GrowGen has 59 stores, which include 21 locations in California, 8 locations in Colorado, 7 locations in Michigan, 5 locations in Maine, 5 locations in Oklahoma, 4 locations in Oregon, 3 locations in Washington 2 locations in Nevada, 1 location in Arizona, 1 location in Rhode Island,1 location in Florida, and 1 location in Massachusetts.

GrowGen also operates an online superstore for cultivators at growgeneration.com and B2B ERP platform, agron.io. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Company Inquiries:

GrowGeneration Corp.
610-216-0057
michael@growgeneration.com

Investor Contact:

John Evans
GrowGeneration
john.evans@growgeneration.com
415-309-0230

Connect:

Website: www.GrowGeneration.com
Instagram: growgen
Facebook: GrowGenerationCorp
Twitter: @GrowGenCorp

SOURCE GrowGeneration